  EXHIBIT 99.1

Charge Enterprises Reports Fourth Quarter and Full Year 2022 Financial Results

•	Reported Revenues increased 41% for the quarter and 46% for the full year, compared with the prior year periods
•	Reported Gross Profit more than doubled from a year ago
•	Positioned to further expand best-in-class service for long-term growth

New York – March 15, 2023 – Charge Enterprises, Inc. (Nasdaq: CRGE) (“Charge” or the “Company”), today reported fourth quarter and full year 2022 results. For the quarter, revenues were $168.0 million, compared with $119.3 million in the fourth quarter of 2021. For the full year, revenues were $697.8 million, compared with $477.0 million in the prior year period. Gross profit for the fourth quarter of 2022 increased to $8.5 million, compared with $3.9 million in the fourth quarter of 2021. For the full year, gross profit increased to $28.2 million, compared with $11.5 million in the prior year period.

“Charge’s 2022 revenue of $697.8 million and gross profit of $28.2 million, allowed us to further expand our Electric Vehicle (“EV”) charging infrastructure business and other key strategic initiatives,” said Andrew Fox, Founder, Chairman and CEO. “We continue to execute on strategic initiatives with the goal of leveraging the talent of our business leaders to deliver operational excellence, seamless solutions for our clients, and consistent profitable growth for our stakeholders. Charge is positioned to capitalize on the next generation of the energy transition. Our initiatives within EV charging infrastructure and broadband continue to grow, and our white-glove, seamless solutions are designed to support and further enable the transition within these rapidly growing industry segments.”

“Our EV charging infrastructure business, Charge Infrastructure (“CI”), which offers customized end-to-end services for EV charging ecosystems, is continually expanding its relationships with automotive dealerships, growing organically through current client referrals and working with multiple franchise operators across automotive OEM brands. We believe CI is well positioned to continue the Company’s growth into 2023 and beyond and is currently servicing retail dealership locations across the nation representing more than 20 automotive OEM brands.”

Mr. Fox concluded, “Everyone at Charge has a commitment to excellence, from our dedicated customer relationship teams, client service and retention, to the safety of our employees. We are dedicated to enhancing our strategic approach, focused on driving long-term value for both our clients and our shareholders. We expect 2023 to be a pivotal year as we execute our strategy to expand within the auto vertical, creating a business model with a seamless end-to-end solution to support the transition to EVs, and guiding clients to meet timing and infrastructure requirements while establishing a scalable plan for the future. At Charge, we make it simple to go electric. Our long term, scalable relationships are expected to support our growth strategy as we innovate infrastructure services and enable software solutions for our clients and their customers.”

Selected Financial Information

	As Reported Three months ended December 31,			As Reported Years ended December 31,
			Increase			Increase
($ in thousands)	2022	2021	(Decrease)	2022	2021	(Decrease)
Total Revenues	$167,957	$119,309	$48,648	$697,833	$477,018	$220,815
Gross Profit	8,467	3,886	4,581	28,213	11,515	16,698
Net Income / (Loss)	(11,941)	(14,774)	2,833	(30,349)	(51,668)	21,319
Adjusted EBITDA(1)	$(1,007)	$(2,962)	$1,955	$(6,136)	$(7,132)	$996

1

	Proforma Three months ended December 31,			Proforma Years ended December 31,
			Increase			Increase
($ in thousands)	2022	2021	(Decrease)	2022	2021	(Decrease)
Total Revenues	$167,957	$128,062	$39,895	$698,065	$520,913	$177,152
Gross Profit	8,467	6,428	2,039	28,357	22,421	5,936
Net Income / (Loss)	(11,941)	(13,921)	1,980	(30,275)	(47,016)	16,741
Adjusted EBITDA(1)	$(1,007)	$(1,809)	$802	$(6,053)	$(4,007)	$(2,046)

(1)

Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization, and amortization of debt discount and debt issue costs adjusted for stock-based compensation, loss on impairment, (income) loss from investments, net, change in fair value of derivative liabilities, other (income) expense, net, and foreign exchange adjustments. Refer to Appendix for definition and complete non-GAAP reconciliation for Adjusted EBITDA.

Charge’s CFO Leah Schweller commented, “Fourth quarter 2022 represented another solid performance for Charge and a strong end to the year, with our Advanced Network Services (“ANS”) and BW Electrical Services (“BW”) subsidiaries delivering their highest yearly revenues on record. These results are a validation of our business strategy and our teams’ successes in capturing growth and optimizing our day-to-day operations. Moreover, our management team has shown the resilience to succeed in a dynamic environment. Our current Infrastructure segment backlog at $82 million remains strong. With the strength of our backlog and tailwinds supporting growth in the EV charging infrastructure space, we are well-positioned for the future. Additionally, during the quarter, we continued to prudently deploy our capital, always with an eye toward bolstering growth.”

Reported financial results include operations from the date of acquisition: ANS acquired on May 21, 2021; BW acquired on December 27, 2021; and EV Group Holdings (“EV Depot”) acquired on January 14, 2022. Due to the timing of certain acquisitions, current quarter results are not necessarily comparable to the prior periods.

Proforma financial results include: the full three- and twelve-months periods for all of the Company’s operations, including 2021 and 2022 acquisitions, as if they happened on the first day of the respective period. Management believes that presenting proforma results is important to understanding the Company’s financial performance and provides better analysis of trends in the Company’s underlying businesses as it allows for comparability to prior period results.

Fourth Quarter 2022 Financial Results

Reported revenues for the fourth quarter of 2022 increased $48.6 million to $168.0 million, and proforma revenues increased $39.9 million to $168.0 million, compared with the fourth quarter of 2021. The increase in reported and proforma revenues was driven by higher revenues in both of the Company’s business segments.

•	Infrastructure: Reported revenues increased $23.0 million to $33.7 million, and proforma revenues increased $14.2 million to $33.7 million, compared with the fourth quarter of 2021. The increase in reported revenues was due to the Company’s acquisitions of BW and EV Depot and organic growth in its ANS and CI businesses.

•	Telecommunications: Reported and proforma revenues increased $25.7 million to $134.2 million, compared with the fourth quarter of 2021. The increase was driven by higher voice call volume.

Reported gross profit for the fourth quarter of 2022 increased $4.6 million to $8.5 million, and proforma gross profit increased $2.0 million to $8.5 million, compared with the fourth quarter of 2021. The increase in reported and proforma gross profit was primarily driven by higher revenues, partially offset by lower gross profit in the Company’s Telecommunications segment due to customer mix. Reported gross margin percentage for the fourth quarter of 2022 increased, compared with the fourth quarter of 2021, due to an increase in revenue from its higher-margin Infrastructure segment, partially offset by a decline in gross margin in the Telecommunications segment. Proforma gross margin percentage was in line with the prior year fourth quarter.

2

Reported net loss for the fourth quarter of 2022 was $11.9 million, compared with a net loss of $ 14.8 million in the fourth quarter of 2021. Proforma net loss was $11.9 million, compared with a net loss of $13.9 million in the fourth quarter of 2021. On a reported basis, incremental expenses after gross margin were primarily related to continued investments the Company made during the quarter to support its growth strategy. The largest drivers over the fourth quarter of 2021 were:

•	$7.1 million in stock-based compensation expense, which represented a decrease of $2.2 million, primarily due to lower stock option grants compared with 2021;

•	$4.0 million in general and administrative expense, which represented a $1.3 million increase, due to costs related to growing the business;

•	$4.8 million in salaries and related benefits, which represented a $1.2 million increase, driven by incremental headcount to support the growth of the Company;

•	$4.6 million in amortization expense, which represented a $4.4 million increase, driven by the establishment of intangible assets associated with the acquisitions of ANS, BW and EV Depot; and

•	$2.8 million in other (income) expense, net, which represented a $4.6 million increase in income. Included in the increase was a gain related to a derivative liability, partially offset by a write-off for donated equipment to an organization that addresses the needs on the ground immediately following natural disasters.

The reported net loss of $11.9 million in the fourth quarter of 2022, adjusted for non-cash and certain one-time items, resulted in an Adjusted EBITDA loss of $1.0 million, compared with Adjusted EBITDA loss of $3.0 million in the fourth quarter of 2021. The proforma net loss of $11.9 million in the fourth quarter of 2022, adjusted for non-cash and certain one-time items, resulted in an Adjusted EBITDA loss of $1.0 million, compared with Adjusted EBITDA loss of $1.8 million in the fourth quarter of 2021. See the Appendix for definition and a full reconciliation.

Full Year 2022 Financial Results

For the full year 2022, reported revenues increased $220.8 million to $697.8 million, and proforma revenues increased $177.2 million to $698.1 million, compared with the prior year period.

•	Infrastructure: Reported revenues increased $81.3 million to $105.5 million, and proforma revenues increased $37.6 million to $105.8 million, compared with the prior year period.

•	Telecommunications: Reported and proforma revenues increased $139.5 million to $592.3 million, compared with the prior year period.

Reported gross profit for the full year of 2022 increased $16.7 million to $28.2 million, and proforma gross profit increased $5.9 million to $28.4 million, compared with the prior year period.

Reported net loss for the full year of 2022 was $30.3 million, compared with a net loss of $51.7 million in the prior year period. Proforma net loss was $30.3 million, compared with a net loss of $47.0 million in the prior year period.

The reported net loss of $30.3 million for the full year of 2022, adjusted for non-cash and certain one-time items, resulted in an Adjusted EBITDA loss of $6.1 million, compared with an Adjusted EBITDA loss of $7.1 million in the prior year period. The proforma net loss of $30.3 million for the full year of 2022, adjusted for non-cash and certain one-time items, resulted in an Adjusted EBITDA loss of $6.1 million, compared with Adjusted EBITDA loss of $4.0 million in the prior year period. See the Appendix for definition and a full reconciliation.

3

As of December 31, 2022, Charge held $33.6 million in cash, cash equivalents and marketable securities.

For further details of the Company’s financials, please see Charge Enterprises’ Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 15, 2023 and available on Charge’s website Charge | SEC Filings. Financial statements prior to December 31, 2021, were filed with the OTC Markets.

Webcast Data

Charge Enterprises, Inc. will host a webcast at 10:30 a.m. Eastern Time today to discuss the fourth quarter and full year 2022 financial results. The webcast can be accessed on the Company’s website on the Investor Relations page at Charge Enterprises, Inc.

About Charge Enterprises, Inc.

Charge Enterprises, Inc. is an electrical, broadband and EV charging infrastructure company that provides clients with end-to-end project management services. We operate in two segments: Infrastructure, which has a primary focus on EV charging, broadband and wireless, and electrical contracting services; and Telecommunications, which provides connection of voice calls and data to global carriers. Our vision is to be a leader in enabling the next wave of transportation and connectivity. By building, designing, and operating seamless infrastructure for electric vehicles, we aim to create a future where transportation is clean, efficient, and connected and to empower individuals, communities, and businesses to thrive in a more sustainable world. Our plan is to cultivate repeat customers and recurring revenue by deploying a multi-phased strategy, initially where investment in the EV charging revolution is taking place, the nation’s approximately 18,000 franchised auto dealers.

To learn more about Charge, visit Charge Enterprises, Inc.

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge’s future performance. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates”, “targets” or “believes”, or variations of, or the negatives of, such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement. Although Charge believes that the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the business plans and strategies of Charge, Charge’s future business development, market acceptance of electric vehicles, Charge’s ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, rising interest rates and the impact on investments by our customers, and other risks discussed in Charge’s filings with the U.S. Securities and Exchange Commission (“SEC”). Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC, including the factors described in the section captioned “Risk Factors” of Charge’s Annual Report on Form 10-K to be filed with the SEC on March 15, 2023, as well as subsequent reports we file from time to time with the SEC which are available on the SEC’s website at www.sec.gov. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

4

Notice Regarding Non-GAAP Measures

The press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. See the Appendix for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

# # #

Contacts:

Investors

Christine Cannella (954) 298-6518

Ccannella@charge.enterprises

Carolyn Capaccio, CFA (212) 838-3777

Ccapaccio@lhai.com

5

APPENDIX

CHARGE ENTERPRISES, INC.

CONSOLIDATED RESULTS OF OPERATIONS

	As Reported				As Reported
	Three Months Ended December 31,				Years Ended December 31,
			Increase	% Increase			Increase	% Increase
(in thousands)	2022	2021	(Decrease)	(Decrease)	2022	2021	(Decrease)	(Decrease)
Revenues:
Infrastructure	$33,719	$10,737	$22,982	214%	$105,523	$24,251	$81,272	335%
Telecommunications	134,238	108,572	25,666	24%	592,310	452,767	139,543	31%
Total revenues	167,957	119,309	48,648	41%	697,833	477,018	220,815	46%
Cost of goods sold	159,490	115,423	44,067	38%	669,620	465,503	204,117	44%
Gross profit	8,467	3,886	4,581	118%	28,213	11,515	16,698	145%
Stock-based compensation	7,097	9,272	(2,175)	(23%)	35,449	30,623	4,826	16%
General and administrative	3,972	2,670	1,302	49%	14,392	7,995	6,397	80%
Salaries and related benefits	4,792	3,596	1,196	33%	16,667	8,806	7,861	89%
Professional fees	710	582	128	22%	3,290	1,846	1,444	78%
Depreciation and amortization expense	4,632	215	4,417	2054%	6,377	529	5,848	1105%
Income (loss) from operations	(12,736)	(12,449)	(287)	(2%)	(47,962)	(38,284)	(9,678)	(25%)
Other (income) expenses	(2,843)	1,709	(4,552)	(266%)	(17,888)	18,676	(36,564)	(196%)
Income tax expense (benefit)	2,048	616	1,432	232%	275	(5,292)	5,567	105%
Net income (loss)	$(11,941)	$(14,774)	$2,833	19%	$(30,349)	$(51,668)	$21,319	41%

	Proforma				Proforma
	Three Months Ended December 31,				Years Ended December 31,
			Increase	% Increase			Increase	% Increase
(in thousands)	2022	2021	(Decrease)	(Decrease)	2022	2021	(Decrease)	(Decrease)
Revenues:
Infrastructure	$33,719	$19,490	$14,229	73%	$105,755	$68,146	$37,609	55%
Telecommunications	134,238	108,572	25,666	24%	592,310	452,767	139,543	31%
Total revenues	167,957	128,062	39,895	31%	698,065	520,913	177,152	34%
Cost of goods sold	159,490	121,634	37,856	31%	669,708	498,492	171,216	34%
Gross profit	8,467	6,428	2,039	32%	28,357	22,421	5,936	26%
Stock-based compensation	7,097	9,272	(2,175)	(23%)	35,449	30,623	4,826	16%
General and administrative	3,972	3,023	949	31%	14,440	10,123	4,317	43%
Salaries and related benefits	4,792	4,547	245	5%	16,680	14,171	2,509	18%
Professional fees	710	667	43	6%	3,290	2,134	1,156	54%
Depreciation and amortization expense	4,632	241	4,391	1822%	6,377	790	5,587	707%
Income (loss) from operations	(12,736)	(11,322)	(1,414)	(12%)	(47,879)	(35,420)	(12,459)	(35%)
Other (income) expenses	(2,843)	1,729	(4,572)	(264%)	(17,879)	16,504	(34,383)	(208%)
Income tax expense (benefit)	2,048	870	1,178	135%	275	(4,908)	5,183	106%
Net income (loss)	$(11,941)	$(13,921)	$1,980	14%	$(30,275)	$(47,016)	$16,741	36%

6

CHARGE ENTERPRISES, INC.

SEGMENT RESULTS OF OPERATIONS

Infrastructure

	As Reported				As Reported
	Three Months Ended December 31,				Years Ended December 31,
			Increase	% Increase			Increase	% Increase
(in thousands)	2022	2021	(Decrease)	(Decrease)	2022	2021	(Decrease)	(Decrease)
Revenues	$33,719	$10,737	$22,982	214%	$105,523	$24,251	$81,272	335%
Cost of goods sold	26,057	8,168	17,889	219%	81,583	18,347	63,236	345%
Gross profit	7,662	2,569	5,093	198%	23,940	5,904	18,036	305%
General and administrative	1,705	1,087	618	57%	5,349	2,681	2,668	100%
Salaries and related benefits	2,722	844	1,878	223%	8,872	2,268	6,604	291%
Professional fees	104	(13)	117	900%	315	38	277	729%
Depreciation and amortization expense	4,590	166	4,424	2665%	6,207	331	5,876	1775%
Income (loss) from operations	(1,459)	485	(1,944)	(401%)	3,197	586	2,611	446%
Other (income) expenses	881	16	865	5406%	1,787	18,119	(16,332)	(90%)
Income tax expense (benefit)	(3,823)	194	(4,017)	(2071%)	(3,837)	127	(3,964)	(3121%)
Net income (loss)	$1,483	$275	$1,208	439%	$5,247	$(17,660)	$22,907	130%

	Proforma				Proforma
	Three Months Ended December 31,				Years Ended December 31,
			Increase	% Increase			Increase	% Increase
(in thousands)	2022	2021	(Decrease)	(Decrease)	2022	2021	(Decrease)	(Decrease)
Revenues	$33,719	$19,490	$14,229	73%	$105,755	$68,146	$37,609	55%
Cost of goods sold	26,057	14,379	11,678	81%	81,671	51,336	30,335	59%
Gross profit	7,662	5,111	2,551	50%	24,084	16,810	7,274	43%
General and administrative	1,705	1,440	265	18%	5,397	4,809	588	12%
Salaries and related benefits	2,722	1,795	927	52%	8,885	7,633	1,252	16%
Professional fees	104	72	32	44%	315	326	(11)	(3%)
Depreciation and amortization expense	4,590	192	4,398	2291%	6,207	592	5,615	948%
Income (loss) from operations	(1,459)	1,612	(3,071)	(191%)	3,280	3,450	(170)	(5%)
Other (income) expenses	881	36	845	2347%	1,796	15,947	(14,151)	(89%)
Income tax expense (benefit)	(3,823)	448	(4,271)	(953%)	(3,837)	511	(4,348)	(851%)
Net income (loss)	$1,483	$1,128	$355	31%	$5,321	$(13,008)	$18,329	141%

7

Telecommunications

	As Reported				As Reported
	Three Months Ended December 31,				Years Ended December 31,
			Increase	% Increase			Increase	% Increase
(in thousands)	2022	2021	(Decrease)	(Decrease)	2022	2021	(Decrease)	(Decrease)
Revenues	$134,238	$108,572	$25,666	24%	$592,310	$452,767	$139,543	31%
Cost of goods sold	133,433	107,255	26,178	24%	588,037	447,156	140,881	32%
Gross profit	805	1,317	(512)	(39%)	4,273	5,611	(1,338)	(24%)
General and administrative	513	563	(50)	(9%)	1,990	1,884	106	6%
Salaries and related benefits	173	339	(166)	(49%)	803	1,811	(1,008)	(56%)
Professional fees	20	5	15	300%	83	39	44	113%
Depreciation and amortization expense	42	49	(7)	(14%)	170	198	(28)	(14%)
Income (loss) from operations	57	361	(304)	(84%)	1,227	1,679	(452)	(27%)
Other (income) expenses	(64)	191	(255)	(134%)	(132)	(694)	562	81%
Income tax expense (benefit)	(6)	334	(340)	(102%)	(3)	(903)	900	100%
Net income (loss)	$127	$(164)	$291	177%	$1,362	$3,276	$(1,914)	(58%)

Non-Operating Corporate

	As Reported				As Reported
	Three Months Ended December 31,				Years Ended December 31,
			Increase	% Increase			Increase	% Increase
(in thousands)	2022	2021	(Decrease)	(Decrease)	2022	2021	(Decrease)	(Decrease)
Revenues	$-	$-	$-		$-	$-	$-
Cost of goods sold	-	-	-		-	-	-
Gross profit	-	-	-		-	-	-
Stock-based compensation	7,097	9,272	(2,175)	(23%)	35,449	30,623	4,826	16%
General and administrative	1,754	1,020	734	72%	7,053	3,430	3,623	106%
Salaries and related benefits	1,897	2,413	(516)	(21%)	6,992	4,727	2,265	48%
Professional fees	586	590	(4)	(1%)	2,892	1,769	1,123	63%
Income (loss) from operations	(11,334)	(13,295)	1,961	(0)	(52,386)	(40,549)	(11,837)	(29%)
Other (income) expenses	(3,660)	1,502	(5,162)	(344%)	(19,543)	1,251	(20,794)	(1,662%)
Income tax expense (benefit)	5,877	88	5,789	6578%	4,115	(4,516)	8,631	191%
Net income (loss)	$(13,551)	$(14,885)	$1,334	9%	$(36,958)	$(37,284)	$326	1%

8

CHARGE ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$26,837	$18,238
Restricted cash	886	-
Accounts receivable net of allowances of $322 in 2022 and $268 in 2021, respectively	72,405	73,334
Inventory	111	111
Deposits, prepaids and other current assets	3,187	1,721
Investments in marketable securities	6,757	9,619
Investments in non-marketable securities	236	100
Cost in excess of billings	6,090	4,812
Total current assets	116,509	107,935

Property, plant and equipment, net	732	2,012
Finance lease right-of-use asset	341	470
Operating lease right-of-use asset	4,028	1,558
Non-current assets	240	-
Net deferred tax asset	-	5,580
Goodwill, net	12,672	26,055
Intangible assets, net	33,932	-
Total assets	168,454	143,610

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$61,644	$71,428
Accrued liabilities	11,121	5,740
Deferred revenue	13,741	7,018
Derivative liability	6,521	-
Finance lease liability	112	159
Operating lease liability	1,579	125
Current portion of long-term debt	29,180	4,598
Total current liabilities	123,898	89,068

Non-current liabilities
Finance lease liability, non-current	146	219
Operating lease liability, non-current	2,199	1,443
Net deferred tax liability	1,389	-
Long-term debt, net of current portion	-	30,563
Total liabilities	127,632	121,293

Mezzanine Equity
Series B Preferred Stock (0 and 2,395,105 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively)	-	6,850
Series C Preferred Stock (6,226,370 shares issued and outstanding at December 31, 2022)	16,572	-
Total Mezzanine Equity	16,572	6,850

Commitments, contingencies and concentration risk

Stockholders’ Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized;
Series C: 2,370,370 shares issued and outstanding at December 31, 2021	-	-
Series D: 1,177,023 shares issued and outstanding at December 31, 2022	-	-
Common stock, $0.0001 par value; 750,000,000 shares authorized 206,844,580 and 184,266,934 issued and outstanding at December 31, 2022 and December 31, 2021, respectively	20	18
Common stock to be issued, 0 shares at December 31, 2022 and 6,587,897 December 31, 2021	-	1
Additional paid in capital	197,816	126,870
Accumulated other comprehensive income (loss)	-	(32)
Accumulated deficit	(173,586)	(111,390)
Total stockholders’ equity	24,250	15,467
Total liabilities and stockholders’ equity	$168,454	$143,610

9

CHARGE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Years Ended December 31,
	2022	2021
Revenues	$697,833	$477,018
Cost of Goods Sold	669,620	465,503
Gross Profit	28,213	11,515

Operating expenses
Stock-based compensation	35,449	30,623
General and administrative	14,392	7,995
Salaries and related benefits	16,667	8,806
Professional fees	3,290	1,846
Depreciation and amortization expense	6,377	529
Total operating expenses	76,175	49,799

(Loss) from operations	(47,962)	(38,284)

Other income (expenses):
Loss on impairment	(797)	(18,116)
Income (loss) from investments, net	(789)	3,330
Change in fair value of derivative liabilities	33,921	-
Interest expense	(11,905)	(4,619)
Other income (expense), net	(2,482)	1,063
Foreign exchange adjustments	(60)	(334)
Total other income (expenses), net	17,888	(18,676)

Income (loss) before income taxes	(30,074)	(56,960)

Income tax benefit (expense)	(275)	5,292

Net (loss)	$(30,349)	$(51,668)
Less: Deemed dividend	(36,697)	(7,407)
Less: Preferred dividends	(1,349)	-
Net (loss) available to common stockholders	$(68,395)	$(59,075)

Basic income (loss) per share available to common stockholders	$(0.35)	$(0.38)
Diluted income (loss) per share available to common stockholders	$(0.35)	$(0.38)

Weighted average number of shares outstanding, basic	197,712	156,365
Weighted average number of shares outstanding, diluted	197,712	156,365

10

CHARGE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,349)	$(51,668)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	5,483	-
Depreciation	894	529
Stock-based compensation	35,449	30,623
Stock issued for services	-	354
Change in fair value of derivative liabilities	(33,921)	-
Amortization of debt discount	9,346	3,056
Amortization of debt discount, related party	-	95
Amortization of debt issue costs	-	10
Loss on foreign currency exchange	60	363
Loss on impairment	797	18,116
Net loss (gain) from investments	789	(3,330)
Other expense, net	2,482	(1,126)
Change in deferred income taxes	(690)	(5,292)
Changes in working capital requirements:
Accounts receivable	773	4,345
Deposits, prepaids and other current assets	(916)	1,478
Other assets	(47)	183
Costs in excess of billings	(1,278)	(2,222)
Accounts payable	(9,411)	(4,198)
Other current liabilities	2,445	1,123
Deferred revenue	6,724	4,746
Other comprehensive income	-	(93)
Net cash (used in) operating activities	(11,370)	(2,908)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(239)	(1,355)
Disposal of fixed assets	-	910
Sale of intellectual property	179	-
Purchase of marketable securities	(55,983)	(67,440)
Sale of marketable securities	57,980	66,681
Purchase of non-marketable securities	-	(100)
Acquisition of ANS	(363)	(12,948)
Acquisition of EV Depot	(1,231)	-
Acquisition of BW	(2,459)	(13,500)
Cash acquired in acquisitions	104	2,785
Net cash provided by (used in) investing activities	(2,012)	(24,967)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash receipts from issuance of notes payable	-	23,333
Cash receipts from issuance of convertible notes payable	-	5,000
Proceeds from sale of common stock	10,000	-
Proceeds from sale of Series C preferred stock	10,845	6,667
Proceeds from exercise of warrants	1,122	-
Proceeds from exercise of stock options	363	-
Draws from revolving line of credit, net	3,126	113
Employee taxes paid for stock-based compensation	(434)	-
Cash paid for contingent liability	-	(61)
Payment on financing lease	(167)	(133)
Payment of dividends	(1,177)	-
Redemption of Series B preferred stock	(685)	-
Net cash provided by financing activities	22,993	34,919

Foreign currency adjustment	(126)	(435)

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,485	6,609
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	18,238	11,629
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$27,723	$18,238

Supplemental disclosure of cash flow information
Cash paid for interest expense	$2,695	$965
Cash paid for income taxes	$786	$-

Non-cash investing and financing activities:
Issuance of Series B Preferred Stock for acquisition	$-	$6,850
Issuance of common stock for acquisition	$17,530	$-
Debt discount associated with promissory notes	$-	$7,717

11

Non-GAAP Measures

In this press release, the Company has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) with the following financial measures that are not calculated in accordance with GAAP: EBITDA and Adjusted EBITDA. Management uses both GAAP and non-GAAP measures to assist in making business decisions and assessing overall performance. The Company’s measurement of these non-GAAP financial measures may be different from similarly titled financial measures used by others and therefore may not be comparable. These non-GAAP financial measures should not be considered superior to the GAAP measures in the tables included within this material.

Certain information presented in this press release reflects adjustments to GAAP measures such as EBITDA and Adjusted EBITDA as an additional way of assessing certain aspects of the Company’s operations that, when viewed with the GAAP financial measures, provide a more complete understanding of its on-going business. EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization, and amortization of debt discount and debt issue costs. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation, income (loss) from investments, net, other (income) expense, net, and foreign exchange adjustments.

12

CHARGE ENTERPRISES, INC.

NON-GAAP RECONCILIATION

	As Reported Three months ended December 31,		As Reported Years ended December 31,
($ in thousands)	2022	2021	2022	2021
Adjusted EBITDA:
Net income (loss)	$(11,941)	$(14,774)	$(30,349)	$(51,668)
Income tax expense (benefit)	2,048	616	275	(5,292)
Interest expense	1,965	1,431	11,905	4,619
Depreciation & Amortization	4,632	215	6,377	529
EBITDA	(3,296)	(12,512)	(11,792)	(51,812)
Adjustments:
Stock based compensation	7,097	9,272	35,449	30,623
Loss on impairment	797	(4)	797	18,116
(Income) loss from investments, net	(351)	90	789	(3,330)
Change in fair value of derivative liabilities	(5,252)	-	(33,921)	-
Other (income) expense, net	49	119	2,482	(1,063)
Foreign exchange adjustments	(51)	73	60	334
Adjusted EBITDA	$(1,007)	$(2,962)	$(6,136)	$(7,132)

	Proforma Three months ended December 31,		Proforma Years ended December 31,
($ in thousands)	2022	2021	2022	2021
Adjusted EBITDA:
Net income (loss)	$(11,941)	$(13,921)	$(30,275)	$(47,016)
Income tax expense (benefit)	2,048	870	275	(4,908)
Interest expense	1,965	1,452	11,914	4,662
Depreciation & Amortization	4,632	241	6,377	790
EBITDA	(3,296)	(11,358)	(11,709)	(46,472)
Adjustments:
Stock based compensation	7,097	9,272	35,449	30,623
Loss on impairment	797	(4)	797	18,116
(Income) loss from investments, net	(351)	90	789	(3,330)
Change in fair value of derivative liabilities	(5,252)	-	(33,921)	-
Other (income) expense, net	49	118	2,482	(3,278)
Foreign exchange adjustments	(51)	73	60	334
Adjusted EBITDA	$(1,007)	$(1,809)	$(6,053)	$(4,007)

13